UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2008

WPT Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  323-330-9900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2008, WPT Enterprises, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the minimum stock listing price requirements of Nasdaq Marketplace Rule 4450(a)(5) as a result of the closing bid price for the Company’s common stock being below $1.00 for 30 consecutive business days. The Nasdaq Marketplace Rules provide the Company with 180 calendar days to regain compliance, which will require the bid price of the Company’s common stock to remain above $1.00 for a minimum of 10 consecutive business days.

On October 16, 2008, Nasdaq announced the suspension of the enforcement of the rules requiring a minimum $1.00 closing bid price. The suspension will remain in effect through January 19, 2009. On October 22, 2008, Nasdaq notified the Company that as a result of the decision to suspend enforcement of the rules requiring a minimum $1.00 closing bid price through January 19, 2009, that Nasdaq has granted the Company an extension until May 18, 2009 to regain compliance with the minimum stock listing requirements of Nasdaq Marketplace Rule 4450(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

October 22, 2008	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer